LIMITED CONSULTING CONTRACT


This Agreement is made between THE PROJECT GROUP (hereinafter COMPANY)

And JEFFERY GODDARD (hereinafter CONSULTANT).

         In consideration for the promises contained herein and other good and valuable considerations, it is agreed as follows:

                          INDEPENDENT CONTRACTOR STATUS

         Parties to this contract intend that the relationship between them created by the contract is that of company and independent contractor. No agent, employee or servant of the independent contractor shall be, or shall be deemed to be, an employee, agent, or servant of the employer. COMPANY is interested only in the results obtained under this contract; the manner and means of conduct of the work are under the sole control of the independent contractor. None of the benefits provided by the company to its employees, including, but not limited to, compensation, insurance and unemployment insurance will be available to the contractor, or its employees. Independent contractor will be solely and entirely responsible for its acts and for the acts of its agents, employees, servants, and subcontractors during the performance of this contract. Within this Agreement, the use of the name COMPANY shall mean COMPANY itself, or employees, agents or other consultants employed by COMPANY.



                          STATEMENT OF CONTRACT INTENT

         Throughout this Agreement and the term of this Agreement, CONSULTANT will be engaged in consulting media on an independent contractor basis. CONSULTANT will derive its revenues and any other compensation from consulting fees charged COMPANY.

         COMPANY and CONSULTANT agree to enter into a Limited Consulting
Contract.

         It is the intent of COMPANY and the CONSULTANT, evidenced by their signatures hereto, to employ and provide the services described herein.

                             DUTIES TO BE PERFORMED

1. Whereas, CONSULTANT, through TVA Productions or such other channels as CONSULTANT shall deem appropriate, will provide performance based media booking services on national and local TV/Radio/Airline programming and Broadcast / Print-ready News features, also known as a "MediaBlitz!(R)" campaign and including the services shown on Schedule 1 attached hereto (the "SERVICES").

================================================================================
Limited Consulting Contract                                         Page 1 of 5

                                    ARTICLE I

         COMPANY hereby contracts CONSULTANT commencing on the date specified below and continuing for a period of up to eight (8) months or until CONSULTANT has performed the SERVICES, whichever shall come first, to act as an independent agent to or though its agents, servants, and employees perform such services for COMPANY as are consistent with the intent of this Agreement.

         The financial consulting fee and any such other compensation for services, offered by CONSULTANT as set forth in this Agreement is $325,000 (the "FEE"), payable in shares of the COMPANY'S common stock (PJTG) registered on Form S-8 and issued to CONSULTANT. The Fee is to be paid in 33% prior to commencement of SERVICES, 33% three months following the commencement of SERVICES and 33% six months following commencement of SERVICES. This agreement may be cancelled by Company after the first three months on providing 15 days notice without incurring costs beyond the initial FEE installment. For purposes hereof, the number of shares of PJTG common stock to be issued shall be based on the average closing price of the PJTG common stock over the five trading days immediately preceding the schedule payment date of each installment of the FEE.

                                   ARTICLE II

         COMPANY agrees that CONSULTANT will have the right to use COMPANY's personnel and consultants when necessary, but any and all costs not specifically already provided for, including work processing, typing, printing, binding, accounting fees, regulatory filing fees or other costs incidental to the fulfillment of the items to be performed under this Agreement, will be budgeted and presented to COMPANY for payment due prior to the work commencing, and the fees must be approved by COMPANY in advance as stated herein.

                                   ARTICLE III

         If any portion of this Agreement is determined to be void as against the law or public policy, such provision shall not render the entire Agreement void, but only the invalid portion shall be so construed, and those provisions of this Agreement as evidenced by this Agreement shall be entered into and carried out.
         The parties agree that in the event any party to this Agreement shall fail or refuse to perform any of the provisions of this Agreement, the other party hereto shall be entitled to injunctive relief enjoining and restraining the violations of any of the provisions of this Agreement and compelling specific performance of this Agreement as set forth herein.
         The waiver by either party of breach or violation of, or failure to comply with, any term condition or provision of this Agreement by the other party shall not effect this Agreement and shall not operate or be construed as a waiver of any subsequent breach, rights, or remedies of the parties hereto.
No departure from this Agreement will constitute a waiver or modification of any of the provisions or conditions, or the rights, or remedies of either of the parties hereto.
         This Agreement is made with reference to the laws of the State of California, unless another state may have jurisdiction in this transaction requiring the application of that state's laws to this particular transaction.
         It is expressly understood that this Agreement shall bind any successors, assigns, subsidiaries, or extensions to the parties hereto.

================================================================================
Limited Consulting Contract                                         Page 2 of 5

         It is expressly understood and agreed that COMPANY and CONSULTANT are completely separate entities and are not partners, joint ventures, nor agents for each other in any sense whatsoever and neither party has the power or right to obligate or bind the other. It is also expressly understood that CONSULTANT has not represented itself as a brokerage firm, venture capital firm, or by other definition, a capital raising entity in this transaction.

         This Agreement is complete and it is mutually agreed and understood that no other agreements, statements, inducements, or representations, written or verbal, have been made or relied upon by either party. In addition, because CONSULTANT has agreed to accept COMPANY'S stock as compensation for its services; COMPANY understands and agrees that CONSULTANT does not recommend or give any advise to investors regarding COMPANY'S stock, including evaluations or performance. CONSULTANT makes no representations or warranties that it's services contemplated herein will have any baring whatsoever on COMPANY'S present or future share price. The modifications hereto or amendments hereto shall be binding when presented in writing and signed by both parties.

         This Agreement may be signed in counterpart.

         Signed by a person or persons duly authorized by COMPANY and CONSULTANT.

For CONSULTANT                                  For COMPANY


--------------------------------------------    --------------------------------
JEFFERY GODDARD (Natural Person)                THE PROJECT GROUP
                                                By CRAIG CRAWFORD, CEO


--------------------------------------------    --------------------------------
Date                                                          Date


================================================================================
Limited Consulting Contract                                         Page 3 of 5

                                   SCHEDULE 1
                       "MediaBlitz!(R)" Campaign Services

Definitions:

      o TV News Spotlight: A 2-8 minute segment featured on 1/2 hr. TV newsmagazines airing nationwide.

      o VNR: a broadcast-quality 90-second narrated Video News Release, followed by up to 13 minutes of B-Roll and Sound Bites, distributed via Satellite and Beta Broadcast Masters for inclusion on national and local news programs and talk shows.

      o Newspaper Feature: 1-3 column news article with photo and contact info distributed to over 10,000 newspapers (mainly major market dailies and weeklies), reaching over 20 million readers (est.).

      o RNR: 60 second Radio News Release professionally recorded and distributed in script form and on CD to 6,600 radio stations for use on regular news and talk shows.

Services:

CONSULTANT guarantees performance of the following SERVICES:

a) COMPANY 1/2 hr. Exclusive TV Special, TV News Spotlight and/or VNR will air for at least six months on national and local cable, satellite and broadcast affiliates throughout the U.S. and Canada. Programs will air as regular (non-paid) programming and as sponsored (paid) programming.

b) 1,500 total airings generated from a combination of cablecasts and broadcasts. Counted airings will take place between 6:30 am "MediaBlitz!(R)" campaign and 10:30 pm daily - with the majority expected to be aired in Top 50 markets during primetime hours (5:30 pm-10:30 pm). Each city counts as one airing. CONSULTANT guarantees a minimum of 300,000 broadcast audience impressions based on Nielsen Rating Systems and 90,000,000 cable households. Cable audience is estimated at 4,860,000 viewers based on 2% of cable subscriber base and 2.7 viewers per household.

c) Nationwide distribution on one or more national networks such as CNN, MSNBC, FOX News Channel, CNBC, Dish Network and AMC.

d) 13 live-to-tape interviews on a leading national TV talk show during the six month term of this campaign. Each episode reaches 42 million television homes on over 900 cable TV systems in the U.S., on NBC-TV in the Virgin Islands and Puerto Rico and 42 million TV homes in Western Europe. COMPANIES appearance on the TV show is highlighted in a weekly E-Mail Program Update, sent to 250,000 opt-in subscribers. Each episode is also broadcast worldwide on the Internet from a family of financial web sites. A National Press Release is issued with each appearance to more than 2200 media outlets, publicizing COMPANIES story and appearance on the Program. COMPANY may choose to appear in person or the interview can be conducted via phone or Satellite, from virtually any TV studio in the world.


================================================================================
Limited Consulting Contract                                         Page 4 of 5

d)    20 Radio Talk Show Interviews (with expert coaching)

e) Spotlight is also guaranteed to air daily on at least one major Airline (most likely United) for at least one month as in-flight programming.

f)    A minimum of 200 Newspaper Feature placements;

g)    200 Radio News Release (RNR) placements.

h) Monthly updates of COMPANY headline events in major financial / business E-newsletter sent to over 650,000 opt-in subscribers including: 250,000+ financial services professionals, 50,000+ key corporate decision makers and 350,000+ investors.

COMPANY will receive usage reports with maps, bar charts, pie charts and circulation data plus physical clippings from newspapers and magazines---verifying the guaranteed number of placements and audience impressions. TV, Print and Radio elements are subject to editing by media outlets.


================================================================================
Limited Consulting Contract                                         Page 5 of 5